U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2008

OVALE GROUP, INC.

(Formerly ORION DIVERSIFIED TECHNOLOGIES, INC.)

(Exact name of registrant as specified in charter)

New Jersey	0-23873	22-1637978
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Front St., Suite 200, Hempstead, NY	11550
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	203-252-2357

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" or "ORDT" refer to ORION DIVERSIFIED TECHNOLOGIES, INC.

ITEM  2.01 Completion of Acquisition or Disposition of Assets.

On April 3, 2008, Ovale Group, Inc., (OVLG), formerly known as Orion Diversified Technologies, Inc. (ORDT) completed the closing of the Exchange Agreement dated September, 2004 as amended. Pursuant to that Agreement shares of the registrant were exchanged for all the shares of Ovale S.A., Ovale S.A. became a wholly-owned subsidiary of Ovale Group, Inc. and control of Ovale Group, Inc.

changed to the controlling shareholders of Ovale, S.A. All the disclosures required to be reported by this Item are made in the Definitive Proxy Statement filed with the Commission on November 13, 2007.

ITEM 3.03 Material Modification to Rights of Security Holders

As previously referred to in the Registrant’s Report on Form 8-K filed on December 21, 2008 and as amplified here, the Registrant filed an amendment to its certificate of incorporation with the State of New Jersey which became effective on December 24, 2008. The amendment was materially in the form of Exhibit E to the Definitive Proxy Statement. Pursuant to that amendment: (a) the corporation changed its name to Ovale Group, Inc,, (b) increased its authorized shares to 20,000,000 shares, no par value, of which 2,000,000 shares constitute a class of preferred stock, the terms of which may be determined by the board of directors, (c) changed the shareholder vote necessary to approve certain acts to be taken by the corporation from two-thirds to a majority of the votes cast by shares entitled to vote and (d) abolished pre-emptive rights. The amendment, in the form it was accepted is Exhibit 3(i)1 to this Report..

ITEM 5.01 Changes in Control of the Registrant.

As a result of the closing of the Exchange Agreement referred to in Item 2.01, a change of control of the Registrant took place as of the date of the closing. All the disclosures required to be reported by this Item are made in the Definitive Proxy Statement filed with the Commission on November 13, 2007.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Pursuant ot the Exchange Agreement and the vote taken at the meeting of shareholders held on Deember 18, 2007 in accordance with the Definitive Proxy Statement, as of the effective date of the closing, the resignations of Irwin Pearl and Thomas Regan as officers of the Registrant became effective and the following persons became the Registrant’s directors and officers.

Name	Position	Age
Vladimir Fabert	President, CEO, and Director	38
Gilles Neveu	Vice President and Chief Design Officer, Director	37
Irwin Pearl	Director	66
Martin Mushkin	Secretary	76

The directors were elected to serve until their successors are elected and qualified. The officers serve at the pleasure of the Board. Messrs. Fabert and Neveu have contracts with Ovale, S.A., the wholly-owned subsidiary of the Registrant. The contracts are described in the Definitive Proxy Statement. The compensation of the directors is as described in the Definitive Proxy Statement.

ITEM 5.05 Amendments to the Registrant’s Code of Ethics.

At a joint meeting of outgoing board of directors and the incoming board of directors held on December 18, 2007, the Registrant adopted the Code of Ethics which is Exhibit 14.1- to this filing.

ITEM 5.06 Change in Shell Company Status.

As of the closing of the Exchange Agreement referred to in the prior Items, the Registrant has ceased to be a shell company. All the disclosures required to be reported by this Item are made in the Definitive Proxy Statement filed with the Commission on November 13, 2007 except the Market For Common Stock which appears directly below.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

Since approximately November 1996, Orion’s common stock, its only class of equity securities, has been traded in the over-the-counter market in the pink sheets under the symbol ORDT.OB. In January 2008 its symbol was changed to OVLG.OB. The following table sets forth the range of high and low bid price information for the common stock as reported by YahooFinance for each fiscal quarter for the past two fiscal years. High and low bid quotations represent prices between dealers without adjustments for retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

Fiscal 2008	HIGH	LOW
FIRST QUARTER
May 1st thru July 31, 2007	$0.9	$0.31
SECOND QUARTER August 1st thru October 31, 2007	0.55	0.25
THIRD QUARTER November 1st thru January 31, 2008	0.55	0.3
Fiscal 2007:
FIRST QUARTER May 1st thru July 31, 2006	.73	.42
SECOND QUARTER August 1st thru October 31, 2006	.45	.31
THIRD QUARTER November 1st thru January 31, 2007	1.01	.45
FOURTH QUARTER February 1st thru April 30, 2007	1.00	.31
Fiscal 2006:
FIRST QUARTER May 1st thru July 31, 2005	2.00	1.30
SECOND QUARTER August 1st thru October 31, 2005	1.55	1.10
THIRD QUARTER November 1st thru January 31, 2006	1.35	0.70
FOURTH QUARTER February 1st thru April 30, 2006	0.90	.30

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(b) Holders.

As of April 4, 2008, the approximate number of holders of record of shares of Orion’s Common Stock, Ovale Group, Inc.’s only class of trading securities, was believed by management to be as follows:

Title of Class	Number of Record Holders
Common Stock, no par	247

Management believes there are many shareholders whose securities are held in street name with various brokerage houses.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements

The financial statements are those previously filed by the Registrant and also those filed by it as part of its Definitive Proxy Statement.

(d) Exhibits.

3(i).1 Amendment to certificate of incorporation effective filed December 24, 2008

14.1	Code of Ethics adopted by the Board of Directors on December 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 7, 2008

Ovale Group, Inc.

By:	/s/ Vladimir Fabert
Name: Vladimir Fabert
Title: President